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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                 The Hanover Insurance Company (New Hampshire)
                        Citizens Corporation (Delaware)
                Citizens Insurance Company of America (Michigan)
                   Citizens Insurance Company of Ohio (Ohio)
                      Citizens Management, Inc. (Michigan)
              Citizens Insurance Company of the Midwest (Indiana)
              Massachusetts Bay Insurance Company (New Hampshire)
             The Hanover American Insurance Company (New Hampshire)
                   Hanover Lloyd's Insurance Company (Texas)
                          AMGRO, Inc. (Massachusetts)
                   Lloyds Credit Corporation (Massachusetts)
            Hanover Texas Insurance Management Company, Inc. (Texas)
          Allmerica Employees' Insurance Agency, Inc. (Massachusetts)
                    APC Funding Corporation (Massachusetts)
          Allmerica Financial Insurance Brokers, Inc. (Massachusetts)
         Allmerica Financial Alliance Insurance Company (New Hampshire)
          Allmerica Financial Benefit Insurance Company (Pennsylvania)